UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Silexion Therapeutics Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

On July 13, 2026, Silexion Therapeutics Corp issued the following announcement:

SILEXION ANNOUNCES ADJOURNMENT OF EXTRAORDINARY GENERAL MEETING TO JULY 20, 2026

Grand Cayman, Cayman Islands, July 13, 2026 - Silexion Therapeutics Corp (Nasdaq: SLXN) (“Silexion” or the “Company”) announced today that the extraordinary general meeting of the Company (the “Extraordinary Meeting”), scheduled to be held at 9:00 a.m. Eastern Time / 4:00 p.m. local (Israel) time on July 13, 2026, was convened and then adjourned for one week without conducting any business, and will reconvene at 9:00 a.m. Eastern Time / 4:00 p.m. local (Israel) time on July 20, 2026 at the offices of the Company’s external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The reconvened Extraordinary Meeting may also be attended (and questions may be submitted, but shareholders may not speak or vote by attending in that way) via live webcast at https://www.cstproxy.com/silexion/thirdegm2026, or by calling 1-800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada - standard rates apply), conference ID 3546153#.

The Extraordinary Meeting is being held for the purpose of presenting two proposals for approval:

Proposal 1 - New Warrant Exercisability Proposal: The approval of the exercisability of the (i) 399,020 aggregate new Series C ordinary warrants and Series D ordinary warrants to purchase 399,020 ordinary shares, par value US$0.135 per share, at an exercise price of $5.00 per ordinary share, and (ii) 13,966 placement agent warrants to purchase 13,966 ordinary shares at an exercise price of $6.25 per ordinary share, that the Company issued pursuant to the induced warrant exercise transaction that the Company completed on May 18, 2026 (all of such numbers of new warrants, placement agent warrants, and underlying ordinary shares, and exercise prices and par value, have been adjusted to reflect the 1-for-10 reverse share split effected by Silexion on May 28, 2026).

Proposal 2 - Authorized Share Capital Increase Proposal: An increase to the authorized share capital of the Company by 10,000,000 ordinary shares, from US$796,500 divided into 5,900,000 ordinary shares of a par value of US$0.135 each (which is the Company’s current authorized share capital following the 1-for-10 reverse share split effected on May 28, 2026), to US$2,146,500 divided into 15,900,000 ordinary shares of a par value of US$0.135 each.

Each of the above proposals is described in the notice and definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) under cover of Schedule 14A on June 16, 2026 (the “Definitive Proxy Statement”).

The approval of the New Warrant Exercisability Proposal is required to fulfill the Company’s regulatory obligations under Nasdaq Listing Rule 5635(d) and its contractual obligations to the investors and placement agent in the induced warrant exercise transaction completed on May 18, 2026, pursuant to which the Company raised approximately $1.0 million in gross proceeds from the exercise of existing warrants. In order to allow the investors and the placement agent to potentially exercise the new warrants and placement agent warrants, respectively, issued to them in that transaction, as agreed with them, the Company is seeking shareholder approval for that exercise. The potential exercise of those new warrants and placement agent warrants could also serve as a source of additional financing and equity for Silexion— which will assist it in funding its operations and complying with the Nasdaq shareholders’ equity requirement in the near-term to mid-term.

The Authorized Share Capital Increase Proposal is intended to provide the Company with additional, sufficient authorized share capital to maintain compliance with Nasdaq Listing Rule 5550(b)(1), which requires that the Company maintain at least $2.5 million of shareholders’ equity on a continued basis under the Equity Standard of the Nasdaq Capital Market, on which the Company’s ordinary shares and warrants are listed. Beyond Nasdaq compliance, the proposed increase is also intended to support financing activities for the Company’s ongoing operational needs related to its clinical development of RNA interference (RNAi) therapies over the upcoming near-term to mid-term period.

The record date for the Extraordinary Meeting remains the close of business on June 11, 2026. Shareholders who have not submitted their proxy for the Extraordinary Meeting, or who wish to change their proxy, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change their proxy need not take any action. If you are a shareholder and have questions or need assistance voting your shares, please contact Silexion’s proxy solicitor, Alliance Advisors, toll-free at 1-866-206-7359 (from the United States) or 1-551-368-0031 (from other locations), or by e-mail to SLXN@allianceadvisors.com.

Further information related to attendance, voting and the proposals to be considered at the reconvened Extraordinary Meeting is provided in the Definitive Proxy Statement, as supplemented by the supplemental information provided by the Company in this announcement, which is being filed with the SEC under cover of Schedule 14A on July 13, 2026 (this “Proxy Supplement”).

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers that have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product candidate, which showed a positive trend in comparison to the control of chemotherapy alone, and is now advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), into Phase 2/3 clinical evaluation in Israel and the European Union. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer.  For more information please visit: https://silexion.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, listing on Nasdaq, compliance with Nasdaq Listing Rules, and prospective capital raising activities, are forward-looking statements. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied by those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (ii) the impact of the regulatory environment and compliance complexities; (iii) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (iv) Silexion’s ability to maintain its Nasdaq listing and maintain compliance with all Nasdaq Listing Rules; and (v) other risks and uncertainties set forth in the documents filed by Silexion with the SEC, including Silexion’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2026 (the “2025 Annual Report”), and Silexion’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026 (the “Q1 2026 Quarterly Report”). Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs, are based on information currently available, and speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as updated by this Proxy Supplement, because they contain important information about the Extraordinary Meeting, as well as the 2025 Annual Report and Q1 2026 Quarterly Report, because they contain important information about the Company more generally. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, this Proxy Supplement, the 2025 Annual Report, the Q1 2026 Quarterly Report, and other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary Meeting. Information concerning the interests (if any) of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources listed below.

Contacts

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets and IR Contact
ARX Capital Markets
North American Equities Desk
silexion@arxadvisory.com

Proxy Solicitor
Alliance Advisors
1-866-206-7359 (in the United States)
1-551-368-0031 (outside of the United States)
e-mail: SLXN@allianceadvisors.com